Exhibit 99.1

California Pizza Kitchen Announces Financial Results for the First Quarter of 2010

LOS ANGELES--(BUSINESS WIRE)--May 6, 2010--California Pizza Kitchen, Inc. (Nasdaq: CPKI) today reported revenues and net income for the first quarter ending April 4, 2010.

Highlights for the first quarter of 2010 relative to the first quarter of 2009 were as follows:

  Total revenues decreased 2.7% to $156.7 million
  Full service comparable restaurant sales decreased 2.7%
  Net income of $2.5 million, or $0.10 per diluted share

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, stated “We were pleased that first quarter sales performance exceeded our expectations, while earnings were at the high-end of our previously guided range. Restaurant operations improved across dine-in, take-out, and delivery channels for the quarter and we credit our call center, expansion of our wine selections and our catering programs, along with the February rollout of our new and successful Small Cravings menu.”

Average weekly sales for the Company's 196 full service restaurants were $59,082 in the first quarter of 2010 compared to $61,308 in the same quarter last year.

During the first quarter, the Company’s franchise partners opened a second full service restaurant in Dubai, UAE as well as a quick-serve location at Stony Brook University in Long Island, New York.

The Company outlined its financial guidance for the second quarter of 2010 based on the following assumptions:

  Comparable restaurant sales between negative 2.5% and negative 0.5%
  Opening one international full service franchised restaurant
  Opening three domestic franchised restaurants
  Earnings estimated in the range of $0.24-$0.26 per diluted share

The Company will host a conference call today at approximately 4:30 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $15.00. As of May 6, 2010 there are 253 California Pizza Kitchen locations system-wide. 204 are company-owned domestic locations, and 49 operate under franchise or license agreements, of which 28 locations operate internationally and 21 domestically. The Company also has a licensing agreement with Nestle S.A. which manufactures and distributes a line of California Pizza Kitchen premium frozen products. More information about California Pizza Kitchen, Inc. can be found on the Company’s website at www.cpk.com.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate," “guidance” and similar words.

This release may also include measures that are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles ("GAAP") and are not necessarily comparable to similar measures presented by other companies. This may include non-GAAP earnings per diluted share or other information. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company's operating performance, when reviewed in conjunction with the Company's GAAP financial statements. This amount is not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the Company's business and operations.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are deteriorating economic conditions, revenue from third party licensees and franchisees, changing consumer preferences and demands, the success of new initiatives aimed at revenue growth, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our exposure to the California market and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Selected Unaudited Consolidated Financial and Operating Data
(Dollars in thousands, except for per share and operating data)

	Quarter Ended
	April 4,	March 29,
	2010	2009

Statement of Income:

Revenues:
Restaurant sales (1)	$154,429	$158,728
Royalties from licensing agreement	1,044	1,151
Domestic franchise revenues	672	623
International franchise revenues	549	566
Total revenues	156,694	161,068

Costs and expenses:
Food, beverage and paper supplies	36,387	37,983
Labor	58,812	61,102
Direct operating and occupancy	35,083	34,796
Cost of sales	130,282	133,881

General and administrative	13,030	12,991
Pre-opening costs	302	729

Operating income before depreciation and amortization and store closure costs (2)	13,080	13,467

Depreciation and amortization	9,135	9,353
Store closure costs	466	-
Total costs and expenses	153,215	156,954

Operating income	3,479	4,114

Interest expense, net	(36)	(309)

Income before income tax provision	3,443	3,805
Income tax provision	943	1,213
Net income	$2,500	$2,592

Net income per common share:
Basic	$0.10	$0.11
Diluted	$0.10	$0.11

Shares used in computing net income per common share (in thousands):

Basic	24,233	23,917
Diluted	24,418	23,923

Operating Data:
Locations open at end of period	253	252
Company-owned full service restaurants open at end of period	196	194
Average weekly company-owned full service restaurant sales	$59,082	$61,308
18-month comparable company-owned restaurant sales decrease	-2.7%	-5.9%

(1) Restaurant sales includes $1.4 million in revenue from unredeemed gift cards.

(2) This is a non-GAAP measure and is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similar measures presented by other companies. We believe this measure provides additional information to facilitate the comparison of our past and present financial results and provides an additional means for investors to evaluate business performance. However, use of this measure should not be construed as an indication that our future results will be unaffected by excluded items.

	Quarter Ended
	April 4,	March 29,
	2010	2009

Statement of Income Percentages (1):

Revenues:
Restaurant sales	98.5%	98.5%
Royalties from licensing agreement	0.7%	0.7%
Domestic franchise revenues	0.4%	0.4%
International franchise revenues	0.4%	0.4%
Total revenues	100.0%	100.0%

Costs and expenses:
Food, beverage and paper supplies	23.6%	23.9%
Labor	38.1%	38.5%
Direct operating and occupancy	22.7%	21.9%
Cost of sales	84.4%	84.3%

General and administrative	8.3%	8.1%
Pre-opening costs	0.2%	0.5%

Operating income before depreciation and amortization and store closure costs	8.3%	8.4%

Depreciation and amortization	5.8%	5.8%
Store closure costs	0.3%	0.0%
Total costs and expenses	97.8%	97.4%

Operating income	2.2%	2.6%

Interest expense, net	0.0%	-0.2%

Income before income tax provision	2.2%	2.4%
Income tax provision	0.6%	0.8%
Net income	1.6%	1.6%

(1) Percentages are expressed as a percentage of total revenue except for cost of sales which is expressed as a percentage of restaurant sales.

Selected Consolidated Balance Sheet Information
(Dollars in thousands)

Selected Consolidated Balance	April 4,	January 3,
Sheet Information	2010	2010

Cash and cash equivalents	$7,426	$21,424
Total assets	332,180	350,258
Total debt	10,000	22,300
Stockholders' equity	194,569	189,250

California Pizza Kitchen, Inc.
Units Summary

	Total Units at			Total Units at
First Quarter 2010	January 3, 2010	Opened	Closed	April 4, 2010
Company-owned full service domestic	196	1	1	196
Company-owned ASAP domestic	7	-	-	7
Company-owned LA Food Show	2	-	-	2
Franchised domestic	16	1	1	16
Franchised international	28	1	1	28
Campus, sports & entertainment venues (seasonal)	4	-	-	4
Total	253	3	3	253

CONTACT:
California Pizza Kitchen
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000